    As filed with the Securities and Exchange Commission on August 18, 1995

                                                            Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                           VARCO INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

               California                                95-0472620
     (State or other jurisdiction of        (I.R.S. Employer Identification No.)
      incorporation or organization)

        743 North Eckhoff Street                           92668
          Orange, California                             (Zip Code)
(Address of Principal Executive Offices)

                       1994 Directors' Stock Option Plan
                            (Full title of the plan)

                               RICHARD A. KERTSON
               Vice President-Finance and Chief Financial Officer
                            743 North Eckhoff Street
                           Orange, California  92668
                    (Name and address of agent for service)

                                 (714) 978-1900
         (Telephone number, including area code, of agent for service)

      The Commission is requested to send copies of all communications to:

                              LARRY M. MEEKS, ESQ.
                            Pircher, Nichols & Meeks
                      1999 Avenue of the Stars, Suite 2600
                         Los Angeles, California  90067

                        CALCULATION OF REGISTRATION FEE

                                                Proposed            Proposed
                                                maximum             maximum
 Title of securities         Amount          offering price        aggregate           Amount of
   to be registered     to be registered        per unit         offering price    registration fee
----------------------------------------------------------------------------------------------------
Common Stock            650,000 shares       $10.8125(1)        $7,028,125(1)         $2,423.50
====================================================================================================

(1) Calculated pursuant to Rule 457(c), based on the average of the high and low prices for the Common Stock on the New York Stock Exchange Composite Tape for August 16, 1995.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

  The following documents which have heretofore been filed by Varco International, Inc. (the "Company") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 are incorporated by reference in this registration statement:

          (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

          (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995.

          (3) The description of the Company's Common Stock contained in the Company's Form 8-A Registration Statement filed May 29, 1981, including any amendment or report filed for the purpose of updating such description.

     In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The legality of the Common Stock registered pursuant to this Registration Statement has been passed upon for the Company by Pircher, Nichols & Meeks, of which Leo J. Pircher, a director of the Company, is a partner. Mr. Pircher owns, and has options to purchase, Common Stock of the Company and is eligible to participate in the Company's 1994 Directors' Stock Option Plan.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                                       1.

     Section 204(a)(10) of the California General Corporation Law (the "GCL") permits a corporation, in its Articles of Incorporation, to eliminate or limit the personal liability of directors for monetary damages in an action brought by or in the right of the corporation (a "derivative action") for breach of a director's duties to the corporation provided, however, that such a provision may not eliminate or limit the liability of directors for (1) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law;
(2) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director; (3) any transaction from which the director derived an improper personal benefit; (4) acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders; (5) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders; (6) transactions between a corporation and its directors or corporations having interrelated directors under Section 310 of the GCL; or (7) improper distributions to shareholders, loans or guaranties under Section 316 of the GCL.

     Section 204(a)(11) of the GCL permits a corporation in its Articles of Incorporation to provide for indemnification of directors, officers, employees and other agents by bylaw, agreement or otherwise in excess of that expressly permitted by Section 317 of the GCL except that provision may not be made for indemnification which is expressly prohibited by Section 317 of the GCL or for acts or omissions from which a director may not be relieved of liability under
Section 204(a)(10) of the GCL.

     Section 317(b) of the GCL permits a corporation to indemnify a director, officer, employee or other agent against expenses, judgments, fines, settlements and other amounts incurred in connection with any proceeding other than a derivative action if he acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.

     With respect to derivative actions, Section 317(c) of the GCL permits a corporation to indemnify a director, officer, employee or other agent against expenses incurred in connection with the defense or settlement of such an action if he acted in good faith and in a manner which he believed to be in the best interests of the corporation and its shareholders. Under Section 317(c), indemnification in a derivative action is not permitted (1) with respect to any matter in which the person seeking indemnification is held to be liable to the corporation in the performance of his duties to the corporation and its shareholders unless and only to the extent that the court in which the proceeding was brought

                                       2.

determines that, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnification for expenses and then only to the extent that such court shall determine; (2) for any amount paid in settling or otherwise disposing of a pending action without court approval; or (3) for expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

     Section 317(d) of the GCL requires a corporation to indemnify any director, officer, employee or other agent for all expenses actually and reasonably incurred by him in any proceeding to the extent that he is successful on the merits.

     The Company's Amended and Restated Articles of Incorporation (1) eliminate the liability of directors for monetary damages to the fullest extent permitted under California law and (2) permit the Company to provide indemnification to directors, officers, employees and other agents by bylaw provisions, agreements, vote of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the GCL subject only to the limits set forth in Section 204 of the GCL.

     The Bylaws of the Company generally require indemnification of any officer or director of the Company for all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) incurred in any action, suit or proceeding by reason of the fact that he is or was a director of the Company except to the extent that such indemnification would be expressly prohibited under California law or the Company's Amended and Restated Articles of Incorporation.

     The Company is a party to an Indemnity Agreement with each of its directors and executive officers which generally provides the indemnitee with a contractual right to indemnification for all Expenses (which is defined to include attorneys' fees and amounts paid in settlement), judgments, fines, penalties and ERISA excise taxes incurred in any action, suit or proceeding by reason of his position with the Company, except to the extent that such indemnification is prohibited by California law.

     The Company also maintains a liability insurance policy under which officers and directors are generally indemnified against losses and liability (including costs, expenses, settlements and judgments) incurred by them in such capacities, other than specified excluded losses.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

                                       3.

ITEM 8.  EXHIBITS.

      4.1 Amended and Restated Articles of Incorporation of the Company, incorporated by reference to Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995.
     *4.2  1994 Directors' Stock Option Plan.
     *5    Opinion of Pircher, Nichols & Meeks.
     *23.1 Consent of Ernst & Young LLP.
     *23.2 Consent of Pircher, Nichols & Meeks (included in Exhibit 5).
     *24   Power of Attorney.
_____________
*Filed herewith.

ITEM 9.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered

                                       4.

     therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) of Section 15(d) of the Securities Exchange Act of 1934 (and each filing of the annual report of the Plan pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                       5.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California, on August 16, 1995.

                              VARCO INTERNATIONAL, INC.


                              By:         /s/Richard A. Kertson
                                 -------------------------------------
                                    Richard A. Kertson
                                    Vice President-Finance


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                       Title                 Date
-----------------------------------  ----------------------  -----------------
                                       President and Chief
                                      Executive Officer and
                                            Director
         *GEORGE BOYADJIEFF           (Principal Executive
-----------------------------------        Officer)          August 16, 1995
          George Boyadjieff


                                     Vice President-Finance
                                      and Chief Financial
                                            Officer
         /s/Richard A. Kertson        (Principal Financial
-----------------------------------        Officer)          August 16, 1995
          Richard A. Kertson

                                      Controller-Treasurer
                                      and Chief Accounting
                                            Officer
         /s/Donald L. Stichler       (Principal Accounting
-----------------------------------        Officer)          August 16, 1995
          Donald L. Stichler

         *WALTER B. REINHOLD                Director         August 16, 1995
-----------------------------------
          Walter B. Reinhold

                                       6.

           *TALTON R. EMBRY                 Director         August 16, 1995
-----------------------------------
            Talton R. Embry

            *ANDRE R. HORN                  Director         August 16, 1995
-----------------------------------
             Andre R. Horn

         *MAURICE E. JACQUES                Director         August 16, 1995
-----------------------------------
          Maurice E. Jacques

         *JACK W. KNOWLTON                  Director         August 16, 1995
-----------------------------------
          Jack W. Knowlton

          *LEO J. PIRCHER                   Director         August 16, 1995
-----------------------------------
           Leo J. Pircher

          *CARROLL W. SUGGS                 Director         August 16, 1995
-----------------------------------
           Carroll W. Suggs

       *ROBERT A. TEITSWORTH                Director         August 16, 1995
-----------------------------------
        Robert A. Teitsworth

         *EUGENE R. WHITE                   Director         August 16, 1995
-----------------------------------
          Eugene R. White

          *JAMES D. WOODS                   Director         August 16, 1995
-----------------------------------
           James D. Woods

*By    /s/Richard A. Kertson
   --------------------------------
       Richard A. Kertson
       Attorney-in-fact

                                       7.

                                 EXHIBIT INDEX


Exhibit                                                                   Page
-------                                                                   ----

     4.1 Amended and Restated Articles of Incorporation of the Company, incorporated by reference to Exhibit 3 to the Company's
          Quarterly Report on Form 10-Q for the quarter ended June 30,
          1995.

     4.2  1994 Directors' Stock Option Plan.

     5    Opinion of Pircher, Nichols & Meeks.

     23.1 Consent of Ernst & Young LLP.

     23.2 Consent of Pircher, Nichols & Meeks (included in Exhibit 5).

     24   Power of Attorney.